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                                                                   Exhibit 10.50

                                                                  EXECUTION COPY

                                PROMISSORY NOTE
                                ---------------

$9,300,000                                                  September 20, 2000

     Hawker Pacific Aerospace, a corporation organized under the laws of the State of California and having its principal place of business at 11240 Sherman Way, Sun Valley, California, 91352, (the "Company"), for value received, promises to pay to Lufthansa Technik AG having its principal place of business at Weg beim Jager 193D-22335 Hamburg, GERMANY or its assigns, in lawful money of the United States, the principal sum of NINE MILLION THREE HUNDRED THOUSAND DOLLARS ($9,300,000) and to pay interest on the unpaid principal balance thereof at the rate set forth below, such principal and interest to be paid in immediately available funds in U.S. Dollars within the term set forth below in accordance with the Loan Agreement of even date herewith between the Company and the Lender (the "Loan Agreement"). Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

     The Company shall pay principal and interest at terms and the rates for the corresponding periods as set forth below:

     (a) On or before June 30 and December 31 in each calendar year during the term of the Loan, the Company shall pay an amount of interest accruing to such date at the rate provided herein on the outstanding principal balance under the Loan. The first interest payment shall be due on September 19, 2001. The annual interest rate shall be equal to the higher of (a) 10% per annum or (b) 5% per annum plus USD LIBOR as published on the Effective Date which shall be applicable for the first six months and USD LIBOR as published each six month anniversary thereafter for each subsequent six month period, to the extent permitted by Applicable Law; provided, however, the interest rate shall in no event exceed 11%.

     (b) The principal amount of the Loan shall be paid as follows: (a) on the first anniversary of Effective Date, the Company shall make a payment to Lender in the amount of $2,325,000 which represents 25% of the principal; (b) on the second anniversary of the Effective Date, the Company shall make a payment to Lender in the amount of $2,325,000 which represents 25% of the principal.

     (c) On the third anniversary of the Effective Date, the Loan shall mature and $4,650,000 (which represents the remaining 50% of the principal) together with any accrued but unpaid interest hereunder, shall be due and payable in full by the Company.

     Subject to Section 2.10 and Section 2.14 of the Loan with respect to exercise of the Warrants, all payments shall be made to the Lender in immediately available funds to Lender's account no. 40652003 with CITIBANK, New York, swift code: citi us 33/ABA 021000089 or to such other account notified to the Company not later than 7 days prior to the respective
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obligation falling due. Subject to Section (a) above, interest shall be calculated on a basis of the actual number of days elapsed and a 360 day year.

     All amounts payable by the Company under this Agreement shall be paid in full without set-off or counterclaim or right of retention or other restrictions and free and clear of and save to the extent required by law, without any deduction or withholding for or on account of any taxes or charges or otherwise.

     If payments are not made on their due date, additional 1% per annum (one percent per annum), calculated from the due date to the actual date of payment, shall be due and payable to the Lender, to the extent permitted by Applicable Law.

     This Note may be prepaid at any time in whole or in part, and from time to time, without penalty or premium.

     This Note shall be subject to all terms and conditions of the Loan Agreement between the parties, which Agreement is incorporated herein by reference and made a part hereof.

     This Note shall be governed by and construed and enforced in accordance with the laws of the State of California.

     The indebtedness evidenced hereby and all liens securing such indebtedness are subordinated in the manner and to the extent set forth in that certain Subordination Agreement (the "Subordination Agreement") dated as of September 20, 2000 among Lufthansa Technik AG, Hawker Pacific Aerospace, and Heller Financial, Inc., to the Senior Debt (as defined in such Subordination Agreement), and each lender hereunder, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as an instrument under seal by its duly authorized officer on the day and year first above written.

                                                  HAWKER PACIFIC AEROSPACE

                                                  By:    /s/ David L. Lokken

                                                  Name:  David L. Lokken

                                                  Title: CEO